                                                                     EXHIBIT 4.2

================================================================================

                                 MCLEOD, INC.

                                 $500,000,000

                    10-1/2% SENIOR DISCOUNT NOTES DUE 2007


                               ________________

                                   INDENTURE

                           Dated as of March 4, 1997

                               ________________



                   United States Trust Company of New York,

                                    Trustee

================================================================================

                             CROSS-REFERENCE TABLE

Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of March 4, 1997

  Trust
Indenture
   Act                                                                 Indenture
 Section                                                                Section
---------                                                              ---------
(S)310(a)(1).........................................................       7.10
         (a)(2)......................................................       7.10
         (a)(3)......................................................       N.A.
         (a)(4)......................................................       N.A.
         (a)(5)......................................................       7.10
         (b)......................................................... 7.08; 7.10
         (c).........................................................       N.A.
(S)311(a)............................................................       7.11
         (b).........................................................       7.11
         (c).........................................................       N.A.
(S)312(a)...................................................... 7.06(a); 7.06(b)
         (b).........................................................    7.06(c)
         (c).........................................................    7.06(d)
(S)313(a)............................................................    7.06(e)
         (b).........................................................       N.A.
         (c)................................................... 7.06(e); 7.06(f)
         (d).........................................................       7.06
(S)314(a)............................................................ 4.18; 4.19
         (b).........................................................       N.A.
         (c)(1)......................................................      10.03
         (c)(2)......................................................      10.03
         (c)(3)......................................................       N.A.
         (d).........................................................       N.A.
         (e).........................................................      10.04
         (f).........................................................       4.19
(S)315(a)............................................................    7.01(b)
         (b).........................................................    7.05(a)
         (c).........................................................    7.01(a)
         (d).........................................................    7.01(c)
         (e).........................................................       6.10
(S)316(a)............................................................       2.10
         (a)(1)(A)...................................................       6.05
         (a)(1)(B)...................................................       6.04
         (a)(2)......................................................       N.A.
         (b).........................................................       6.07
         (c).........................................................       9.05
(S)317(a)(1)N.A.
         (a)(2)......................................................       6.08
         (b).........................................................       2.07
(S)318(a)............................................................      10.01

         Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----

                                  ARTICLE I.
                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

    SECTION 1.01.  Definitions.....................................................     1
    SECTION 1.02.  Incorporation by Reference of Trust Indenture Act...............    23
    SECTION 1.03.  Rules of Construction...........................................    24
    SECTION 1.04.  Form of Documents Delivered to Trustee..........................    24
    SECTION 1.05.  Acts of Holders.................................................    25
    SECTION 1.06.  Satisfaction and Discharge......................................    25

                                  ARTICLE II.
                                   THE NOTES

    SECTION 2.01.  Form and Dating.................................................    26
    SECTION 2.02.  Form of Face of Note............................................    27
    SECTION 2.03.  Form of Reverse of Note.........................................    32
    SECTION 2.04.  Form of Trustee's Certificate of Authentication.................    39
    SECTION 2.05.  Execution and Authentication....................................    39
    SECTION 2.06.  Note Registrar and Paying Agent.................................    40
    SECTION 2.07.  Paying Agent to Hold Money in Trust.............................    41
    SECTION 2.08.  Registration, Registration of Transfer and Exchange.............    41
    SECTION 2.09.  Replacement Notes...............................................    47
    SECTION 2.10.  Outstanding Notes...............................................    48
    SECTION 2.11.  Temporary Notes.................................................    49
    SECTION 2.12.  Cancellation....................................................    49
    SECTION 2.13.  Payment of Interest; Interest Rights Preserved..................    49
    SECTION 2.14.  Authorized Denominations........................................    51
    SECTION 2.15.  Computation of Interest.........................................    51
    SECTION 2.16.  Persons Deemed Owners...........................................    51
    SECTION 2.17.  CUSIP Numbers...................................................    51
    SECTION 2.18.  Holder Lists....................................................    51

                                  ARTICLE III.
                                   REDEMPTION

    SECTION 3.01.  Notice to Trustee...............................................    52
    SECTION 3.02.  Selection of Notes to be Redeemed...............................    52
    SECTION 3.03.  Notice of Redemption............................................    52
    SECTION 3.04.  Effect of Notice of Redemption..................................    53

    SECTION 3.05.  Deposit of Redemption Price.....................................    53
    SECTION 3.06.  Notes Redeemed in Part..........................................    54

                                  ARTICLE IV.
                                   COVENANTS

    SECTION 4.01.  Payment of Notes................................................    54
    SECTION 4.02.  Maintenance of Office or Agency.................................    54
    SECTION 4.03.  Money for the Note Payments to be Held in Trust.................    55
    SECTION 4.04.  Corporate Existence.............................................    55
    SECTION 4.05.  Maintenance of Property.........................................    56
    SECTION 4.06.  Payment of Taxes and Other Claims...............................    56
    SECTION 4.07.  Repurchase at the Option of Holders upon a Change of Control....    56
    SECTION 4.08.  Limitation on Asset Sales.......................................    58
    SECTION 4.09.  Limitation on Consolidated Indebtedness.........................    61
    SECTION 4.10   Limitation on Indebtedness and Preferred Stock of Restricted
                    Subsidiaries...................................................    64
    SECTION 4.11.  Limitation on Restricted Payments...............................    66
    SECTION 4.12.  Limitation on Liens.............................................    69
    SECTION 4.13.  Limitation on Sale and Leaseback Transactions...................    70
    SECTION 4.14.  Limitation on Dividends and Other Payment Restrictions
                    Affecting Subsidiaries.........................................    71
    SECTION 4.15.  Limitation on Issuance and Sale of Capital Stock of Restricted
                    Subsidiaries...................................................    72
    SECTION 4.16.  Transactions with Affiliates....................................    73
    SECTION 4.17.  Restricted and Unrestricted Subsidiaries........................    74
    SECTION 4.18.  Reports.........................................................    75
    SECTION 4.19.  Compliance Certificate; Notice of Default or Event of Default...    75

                                   ARTICLE V.
             CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

    SECTION 5.01.  Merger, Consolidation or Sale of Assets.........................    76
    SECTION 5.02.  Successor Corporation Substituted...............................    77

                                  ARTICLE VI.
                             DEFAULTS AND REMEDIES

    SECTION 6.01.  Events of Default...............................................    77
    SECTION 6.02.  Acceleration....................................................    79
    SECTION 6.03.  Other Remedies..................................................    81
    SECTION 6.04.  Waiver of Past Defaults.........................................    81
    SECTION 6.05.  Control by Majority.............................................    81

    SECTION 6.06.  Limitation on Suits.............................................    82
    SECTION 6.07.  Rights of Holders to Receive Payment............................    82
    SECTION 6.08.  Trustee May File Proofs of Claim................................    83
    SECTION 6.09.  Priorities......................................................    83
    SECTION 6.10.  Undertaking for Costs...........................................    84
    SECTION 6.11.  Waiver of Stay or Extension Laws................................    84
    SECTION 6.12.  Trustee May Enforce Claims Without Possession of the Notes......    84
    SECTION 6.13.  Restoration of Rights and Remedies..............................    85
    SECTION 6.14.  Rights and Remedies Cumulative..................................    85
    SECTION 6.15.  Delay or Omission Not Waiver....................................    85

                                  ARTICLE VII.
                                    TRUSTEE

    SECTION 7.01.  Duties of Trustee...............................................    85
    SECTION 7.02.  Rights of Trustee...............................................    86
    SECTION 7.03.  Individual Rights of Trustee....................................    87
    SECTION 7.04.  Trustee's Disclaimer............................................    87
    SECTION 7.05.  Notice of Defaults..............................................    88
    SECTION 7.06.  Preservation of Information; Reports by Trustee to Holders......    88
    SECTION 7.07.  Compensation and Indemnity......................................    89
    SECTION 7.08.  Replacement of Trustee..........................................    90
    SECTION 7.09.  Successor Trustee by Merger.....................................    92
    SECTION 7.10.  Eligibility; Disqualification...................................    92
    SECTION 7.11.  Preferential Collection of Claims Against Company...............    93

                                 ARTICLE VIII.
                                   DEFEASANCE

    SECTION 8.01.  Company's Option to Effect Legal Defeasance or Covenant
                    Defeasance.....................................................    93
    SECTION 8.02.  Legal Defeasance and Discharge..................................    93
    SECTION 8.03.  Covenant Defeasance.............................................    94
    SECTION 8.04.  Conditions to Defeasance or Covenant Defeasance.................    95
    SECTION 8.05.  Deposited Money and U.S. Government Obligations to be Held
                    in Trust; Miscellaneous Provisions.............................    96

                                  ARTICLE IX.
                                   AMENDMENTS

    SECTION 9.01.  Without Consent of Holders......................................    97
    SECTION 9.02.  With Consent of Holders.........................................    98
    SECTION 9.03.  Effect of Supplemental Indentures...............................    99

    SECTION 9.04.  Compliance with Trust Indenture Act.............................    99
    SECTION 9.05.  Revocation and Effect of Consents and Waivers...................    99
    SECTION 9.06.  Notation on or Exchange of Notes................................    99
    SECTION 9.07.  Trustee to Execute Supplemental Indentures......................    99

                                   ARTICLE X.
                                 MISCELLANEOUS

    SECTION 10.01.  Trust Indenture Act Controls...................................   100
    SECTION 10.02.  Notices........................................................   100
    SECTION 10.03.  Certificate and Opinion as to Conditions Precedent.............   100
    SECTION 10.04.  Statements Required in Certificate or Opinion..................   101
    SECTION 10.05.  Rules by Trustee, Paying Agent and Note Registrar..............   101
    SECTION 10.06.  Payments on Business Days......................................   101
    SECTION 10.07.  Governing Law..................................................   101
    SECTION 10.08.  No Recourse Against Others.....................................   101
    SECTION 10.09.  Successors.....................................................   101
    SECTION 10.10.  Counterparts...................................................   102
    SECTION 10.11.  Table of Contents; Headings....................................   102
    SECTION 10.12.  Severability...................................................   102
    SECTION 10.13.  Further Instruments and Acts...................................   102

    ANNEX A  FORM OF REGULATION S CERTIFICATE
    ANNEX B  FORM OF RESTRICTED SECURITIES CERTIFICATE
    ANNEX C  FORM OF UNRESTRICTED SECURITIES CERTIFICATE

     INDENTURE, dated as of March 4, 1997, between MCLEOD, INC., a Delaware corporation (the "Company"), having its principal office at 221 Third Avenue SE, Suite 500, Cedar Rapids, Iowa 52401, and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York banking law, as trustee hereunder (the "Trustee"), having its Corporate Trust Office at 114 West 47th Street, New York, New York 10031.

                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation and issue of its 10-1/2% Senior Discount Notes Due 2007 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company, in accordance with their respective terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Original Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I.

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01.  Definitions.  For all purposes of this Indenture, except as
                    -----------
otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

     "Accreted Value" means, as of any date prior to March 1, 2002, an amount
      --------------
per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the offering price ($600 per $1,000 principal amount at maturity of Notes) of such Notes and (b) the portion of the excess of the principal amount of such Notes over such offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each March 1 and September 1 at the rate of 10-1/2% per annum from the date of original issue of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and as of any date on or after March 1, 2002, the principal amount of each Note.

     "Acquired Indebtedness" means, with respect to any specified Person,
      ---------------------
Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

     "Act" when used with respect to any Holder, has the meaning set forth in
      ---
Section 1.05 hereof.

     "Affiliate" means, as to any Person, any other Person which directly or
      ---------
indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided, further, that neither the Company nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

     "Affiliate Transaction" has the meaning set forth in Section 4.16 hereof.
      ---------------------

     "Agent Member" means any member of, or participant in, the Depositary.
      ------------

     "Applicable Procedures" means, with respect to any transfer or transaction
      ---------------------
involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Asset Sale" by any Person means any transfer, conveyance, sale, lease or
      ----------
other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of Section 4.10 hereof), (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of as permitted by the Permitted Investment) or
(iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by Article V hereof; provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (ii) simultaneous exchanges by the Company or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by the Company or such Restricted Subsidiary have at least substantially equal Fair Market Value to the Company or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and (iii) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $1 million.

     "Asset Sale Offer" has the meaning set forth in Section 4.08(c) hereof.
      ----------------

     "Asset Sale Payment Date" has the meaning set forth in Section 4.08(d)(ii)
      -----------------------
hereof.

     "Asset Sale Purchase Price" has the meaning set forth in Section 4.08(c)
      -------------------------
hereof.

     "Attributable Indebtedness" means, with respect to any Sale and Leaseback
      -------------------------
Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

     "Average Life" means, as of any date, with respect to any debt security or
      ------------
Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
committee thereof duly authorized to act on behalf of the Board of Directors.

     "Board Resolution" means a duly adopted resolution of the Board of
      ----------------
Directors in full force and effect at the time of determination.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday
      ------------
that is not a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or regulation to close.

     "Capital Lease Obligation" of any Person means the obligation to pay rent
      ------------------------
or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" in any Person means any and all shares, interests,
      -------------
participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

     "Cash Proceeds" means, with respect to any Asset Sale or issuance or sale
      -------------
of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash and Eligible Cash Equivalents.

     "Cedel" means Cedel Bank, S.A. (or any successor securities clearing
      -----
agency).

     "Change of Control shall be deemed to occur if (i) the sale, conveyance,
      -----------------
transfer or lease of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder or any Restricted Subsidiary of the Company, shall have occurred; or (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35 percent of the total voting power of all classes of the Voting Stock of the Company (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Change of Control Offer" has the meaning set forth in Section 4.07(a)
      -----------------------
hereof.

     "Change of Control Payment Date" has the meaning set forth in Section
      ------------------------------
4.07(b)(ii) hereof.

     "Change of Control Purchase Price" has the meaning set forth in Section
      --------------------------------
4.07(a) hereof.

     "clearing agency" has the meaning set forth in Section 3(a)(23) of the
      ---------------
Exchange Act.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commission" means the United States Securities and Exchange Commission, as
      ----------
from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at such time.

     "Common Stock" means Capital Stock other than Preferred Stock.
      ------------

     "Company" means the party named as such in the preamble to this Indenture
      -------
until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

     "Company Order" means a written order signed in the name of the Company by
      -------------
(i) its Chairman of the Board, President, a Vice Chairman or a Vice President, and (ii) its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

     "Consolidated Capital Ratio" of any Person as of any date means the ratio
      --------------------------
of (i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the aggregate consolidated paid-in capital of such Person as of such date.

     "Consolidated Cash Flow Available for Fixed Charges" for any period means
      --------------------------------------------------
the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted

Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to employees of the Company or any Restricted Subsidiary of the Company of options to purchase Capital Stock of the Company or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and plus (vi) any non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in the Company's Consolidated Income Statement, and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

     "Consolidated Income Tax Expense" for any period means the aggregate
      -------------------------------
amounts of the provisions for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means for any period the interest expense
      -----------------------------
included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discount; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the
      -----------------------
aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication
(i) all items classified as extraordinary, (ii) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period,
(iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person, (vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

     "Consolidated Net Worth" of any Person means, at any date of determination,
      ----------------------
the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

     "Consolidated Tangible Assets" of any Person means the total amount of
      ----------------------------
assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

     "Corporate Trust Office" means the principal office of the Trustee in the
      ----------------------
Borough of Manhattan, The City of New York, New York which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 114 West 47th Street, New York, New York 10031.

     "Covenant Defeasance" has the meaning set forth in Section 8.03 hereof.
      -------------------

     "Default" means any event, act or condition, the occurrence of which is, or
      -------
after notice or the passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning set forth in Section 2.13 hereof.
      ------------------

     "Defeasance" has the meaning set forth in Section 8.02 hereof.
      ----------

     "Depositary" means, with respect to the Notes issuable or issued in whole
      ----------
or in part in the form of one or more Global Notes, The Depository Trust Company for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the
      ------------------
terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Stated Maturity of the Notes.

     "Eligible Cash Equivalents" means (i) securities issued or directly and
      -------------------------
fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 270 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's or A-2 or better from Moody's; (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within 270 calendar days after the date of acquisition; (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

     "Euroclear" means the Euroclear Clearance System (or any successor
      ---------
securities clearing agency).

     "Event of Default" has the meaning set forth in Section 6.01 hereof.
      ----------------

     "Excess Proceeds" has the meaning set forth in Section 4.08(b) hereof.
      ---------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated thereunder.

     "Exchange Note" means any Note issued in exchange for an Original Note or
      -------------
Original Notes pursuant to the Registered Exchange Offer or otherwise registered under the Securities

Act and any Note with respect to which the next preceding Predecessor Note of such Note was an Exchange Note.

     "Exchange Offer Registration Statement" has the meaning set forth in the
      -------------------------------------
form of the Notes contained in Section 2.02.

     "Existing Indebtedness" means Indebtedness outstanding on the date of this
      ---------------------
Indenture (other than under the Senior Credit Facility).

     "Fair Market Value" means, with respect to any asset or Property, the sale
      -----------------
value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

     "GAAP" means United States generally accepted accounting principles,
      ----
consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided herein,
               --------
all calculations made for purposes of determining compliance with Article IV or
Section 5.01 hereof shall utilize GAAP as in effect on the Issue Date.

     "Global Note" means the Note or Notes that evidences all or part of the
      -----------
Notes and bears the legend set forth in Section 2.02.

     "Guarantee" means any direct or indirect obligation, contingent or
      ---------
otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner. The terms "Guaranteed," "Guaranteeing" and "Guarantor" shall have correlative meanings.

     "Holder" means (i) in the case of any Certificated Note, the Person in
      ------
whose name such Certificated Note is registered in the Note Register and (ii) in the case of any Global Note, the Depositary.

     "Incur" means, with respect to any Indebtedness or other obligation of any
      -----
Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of the Company.

     "Indebtedness" means, at any time (without duplication), with respect to
      ------------
any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, the Notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Indenture" means this instrument as originally executed or as it may from
      ---------
time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

     "Interest Payment Date" means the Stated Maturity of an installment of
      ---------------------
interest on the Notes.


     "Interest Rate or Currency Protection Agreement" of any Person means any
      ----------------------------------------------
forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

     "Investment" in any Person means any direct, indirect or contingent (i)
      ----------
advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable
        --------
extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the
                         ----                                       -----
amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property or asset shall be valued at its Fair Market Value at the time of such transfer.

     "Issue Date" means the date on which the Notes are first authenticated and
      ----------
delivered under this Indenture.

     "Lien" means, with respect to any Property or other asset, any mortgage or
      ----
deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

     "Maturity" means, when used with respect to a Note, the date on which the
      --------
principal of such Note becomes due and payable as provided therein or in this Indenture, whether on the date specified in such Note as the fixed date on which the principal of such
Note is due and payable, on the Change of Control Payment Date or Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors
      -------
Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Moody's Investors Service, Inc. ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Standard & Poor's, then "Moody's" shall mean any other nationally recognized rating agency (other than Standard & Poor's) that rates the specified debt securities and that shall have been designated by the Company in an Officers' Certificate.

     "NASD" means the National Association of Securities Dealers, Inc.
      ----

     "Net Cash Proceeds" means, with respect to the sale of any Property or
      -----------------
assets by any Person or any of its Restricted Subsidiaries, Cash Proceeds received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries;
(ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale; (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction; and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the Board of Directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided that, in the event that any
                                           --------
consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further,
                                                            --------  -------
that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the applicable provisions of this Indenture.

     "Note Register" and "Note Registrar" have the respective meanings specified
      -------------       --------------
in Section 2.06.

     "Notes" has the meaning set forth in the Recitals of the Company and more
      -----
particularly means any of the Notes authenticated and delivered under this Indenture, including the Original Notes and the Registered Notes, as the context may require.

     "Officer" means the Chairman of the Board of Directors, a Vice Chairman of
      -------
the Board of Directors, the President, a Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

     "Officers' Certificate" means a certificate signed by (i) the Chairman of
      ---------------------
the Board of Directors, a Vice Chairman of the Board of Directors, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee, which certificate shall comply with the provisions of Section 10.04 hereof; provided that any Officers' Certificate delivered pursuant to the first paragraph of Section 4.19 hereof shall be signed by the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer.

     "Opinion of Counsel" means a written opinion from legal counsel (who may be
      ------------------
counsel to the Company or the Trustee) who is acceptable to the Trustee, which opinion shall comply with the provisions of Section 10.04 hereof.

     "Original Notes" means all Notes other than Exchange Notes.
      --------------

     "Other Notes" means the Notes sold by the Purchasers in the initial
      -----------
offering contemplated by the Purchase Agreement in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A and Regulation S.

     "Paying Agent" means any Person authorized by the Company to make payments
      ------------
of principal, premium or interest with respect to the Notes on behalf of the Company.

     "Permitted Holders" means IES Industries Inc. and MidAmerican Energy
      -----------------
Holdings Company and their respective successors and assigns, and Clark E. and Mary E. McLeod and foundations and trusts controlled by them or either of them, and Affiliates (other than the Company and the Restricted Subsidiaries) of each of the foregoing.

     "Permitted Interest Rate or Currency Protection Agreement" of any Person
      --------------------------------------------------------
means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

     "Permitted Investments" means:
      ---------------------

          (i)    Eligible Cash Equivalents;

          (ii) Investments in Property used in the ordinary course of business;

          (iii) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with Section 4.17 hereof;

          (iv) Investments pursuant to agreements or obligations of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

          (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (vi) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted under Section
     4.09 or Section 4.10 hereof to be outstanding;

          (vii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under Section 4.08 hereof;

          (viii) Investments in existence at the Issue Date;

          (ix) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and

          (x) stock, obligations or securities received in satisfaction of judgments.

     "Permitted Joint Ventures" means Investments in an aggregate amount not to
      ------------------------
exceed $25 million at any time outstanding in Persons who are not Subsidiaries engaged in the Telecommunications Business.

     "Permitted Liens" means (i) Liens for taxes, assessments, governmental
      ---------------
charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (iii) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company; (iv) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations; (v) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (vii) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (viii) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.09 hereof, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (xi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(xii) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases; (xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of the Company or any Restricted Subsidiary; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date.

     "Person" means any individual, corporation, limited liability company,
      ------
partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note" of any particular Note means every previous Note
      ----------------
evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Preferred Stock" of any Person means Capital Stock of such Person of any
      ---------------
class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "pro forma" means, with respect to any calculation made or required to be
      ---------
made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors, or otherwise, a calculation made in good faith by the Board of Directors, as the case may be.

     "Property" means, with respect to any Person, any interest of such Person
      --------
in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

     "Purchase Agreement" means the Purchase Agreement, dated as of February 26,
      ------------------
1997, between the Company and the Purchasers, as such agreement may be amended from time to time.

     "Purchase Money Indebtedness" means Indebtedness of the Company (including
      ---------------------------
Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by the Company or any Restricted Subsidiary of any telecommunications Assets of the Company or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Purchasers" means Salomon Brothers Inc and Morgan Stanley & Co.,
      ----------
Incorporated.

     "Qualified Receivable Facility" means Indebtedness of the Company or any
      -----------------------------
Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed
      -------------------------------
solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

     "Qualified Stock" of any Person means a class of Capital Stock other than
      ---------------
Disqualified Stock.

     "Receivables" means receivables, chattel paper, instruments, documents or
      -----------
intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

     "Redemption Date" means, when used with respect to any Note or part thereof
      ---------------
to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

     "Redemption Price" means, when used with respect to any Note or part
      ----------------
thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

     "Registered Exchange Offer" has the meaning set forth in the form of the
      -------------------------
Notes contained in Section 2.02 hereof.

     "Registered Notes" means the Exchange Notes and all other Notes sold or
      ----------------
otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes.

     "Regular Record Date" means, for the interest payable on any Interest
      -------------------
Payment Date, the date specified in Section 2.13 hereof.

     "Regulation S" means Regulation S under the Securities Act (or any
      ------------
successor provision), as it may be amended from time to time.

     "Regulation S Certificate" means a certificate substantially in the form
      ------------------------
set forth in Annex A hereof.

     "Regulation S Global Note" has the meaning specified in Section 2.01
      ------------------------
hereof.

     "Regulation S Legend" means a legend substantially in the form of the
      -------------------
legend required in the form of Note set forth in Section 2.02 hereof to be placed upon each Regulation S Note.

     "Regulation S Notes" means all Notes required pursuant to Section 2.08(c)
      ------------------
hereof to bear a Regulation S Legend. Such term includes the Regulation S Global Note.

     "Restricted Global Note" has the meaning specified in Section 2.01 hereof.
      ----------------------

     "Restricted Notes" means all Notes required pursuant to Section 2.08(c)
      ----------------
hereof to bear any Restricted Notes Legend. Such term includes the Restricted Global Note.

     "Restricted Notes Certificate" means a certificate substantially in the
      ----------------------------
form set forth in Annex B hereof.

     "Restricted Notes Legend" means, collectively, the legends substantially in
      -----------------------
the forms of the legends required in the form of Note set forth in Section 2.02 hereof to be placed upon each Restricted Note.

     "Restricted Payment" means (i) a dividend or other distribution declared or
      ------------------
paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted

Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature on or after the maturity of the Notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment or a Permitted Joint Venture,
(b) an Investment by the Company in a Wholly-Owned Restricted Subsidiary of the Company or (c) an Investment by a Restricted Subsidiary in the Company or a Wholly-Owned Restricted Subsidiary of the Company.

     "Restricted Period" means the period of 41 consecutive days beginning on
      -----------------
and including the later of (i) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the original issuance date of the Notes.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not
      ---------------------
been designated as an Unrestricted Subsidiary pursuant to Section 4.17 hereof.

     "Rule 144" means Rule 144 under the Securities Act (or any successor
      --------
provision), as it may be amended from time to time.

     "Rule 144A" means Rule 144A under the Securities Act (including any
      ---------
successor regulation thereto), as it may be amended from time to time.

     "Rule 144A Notes" means the Notes purchased by the Purchasers from the
      ---------------
Company pursuant to the Purchase Agreement, other than the Other Notes and the Regulation S Notes.

     "Sale and Leaseback Transaction" means, with respect to any Person, any
      ------------------------------
direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations promulgated thereunder.

     "Securities Act Legend" means a Restricted Note Legend or a Regulation S
      ---------------------
Legend.

     "Senior Credit Facility" means Indebtedness of the Company and its
      ----------------------
Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to the Company and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Shelf Registration Statement" has the meaning set forth in the form of the
      ----------------------------
Notes contained in Section 2.02 hereof.

     "Special Interest" has the meaning set forth in the form of Note contained
      ----------------
in Section 2.02 hereof. Unless the context otherwise requires, references herein to "interest" on the Notes shall include Special Interest.

     "Special Record Date" means a date fixed by the Trustee pursuant to Section
      -------------------
2.13 hereof for the payment of Defaulted Interest.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of
      -----------------
McGraw Hill Corporation, or, if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Standard & Poor's Ratings Group ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "Standard & Poor's" shall mean any other nationally recognized rating agency (other than Moody's) that rates the specified debt securities and that shall have been designated by the Company in an Officers' Certificate.

     "Stated Maturity" means, with respect to any security, the date specified
      ---------------
in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

     "Step-Up" has the meaning set forth in the form of the Note contained in
      -------
Section 2.02 hereof.

     "Strategic Equity Investment" means an equity investment made by a
      ---------------------------
Strategic Investor in the Company in an aggregate amount of not less than $25 million.

     "Strategic Investor" means a Person (other than the Permitted Holders)
      ------------------
engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization at the time of its initial Investment in the Company in excess of $2.0 billion.

     "Subordinated Indebtedness" means Indebtedness of the Company as to which
      -------------------------
the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment or principal (or premium, if any) or interest on the Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to a Trust Officer, the Trustee shall give notice to the Company and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.07 hereof (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to Section 4.07 hereof).

     "Subsidiary" means, with respect to any Person, (i) any corporation more
      ----------
than 50 percent of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one of more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50 percent of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

     "Successor Note" of any particular Note means every Note issued after, and
      --------------
evidencing all or a portion of the same Indebtedness as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Surviving Entity" has the meaning set forth in Section 5.01(a) hereof.
      ----------------

     "Telecommunications Assets" means all assets, rights (contractual or
      -------------------------
otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

     "Telecommunications Business" means the business of (i) transmitting, or
      ---------------------------
providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i), (ii), (iii), (iv) or (v) above (in the case of clauses (iii), (iv) and (v), however, in a manner consistent with the Company's manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

     "Temporary Notes" has the meaning set forth in Section 2.11 hereof.
      ---------------

     "Trading Day" means, with respect to a security traded on a securities
      -----------
exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C.
      -------------------
(S)(S)77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.04 hereof; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

     "Trust Officer" means any officer assigned to the Corporate Trust Division
      -------------
(or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

     "Trustee" means the party named as such in this Indenture until a successor
      -------
replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

     "Unrestricted Notes Certificate" means a certificate substantially in the
      ------------------------------
form set forth in Annex C hereof.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that the
      -----------------------
Company has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to Section 4.17 hereof.

     "U.S. Government Obligations" means (x) securities that are (i) direct
      ---------------------------
obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such Bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means, with respect to any Person, securities of any class
      ------------
or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

     "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of
      ----------------------------------
such Person all of the outstanding Capital Stock or other ownership interests (other than director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiary of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiary of such Person.

     SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------

     Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or other obligor on the Notes, if any.

     All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

     SECTION 1.03.  Rules of Construction.   Unless the context otherwise
                    ---------------------
requires:

          (a) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (b) "or" is not exclusive;

          (c) "including" means including without limitation;

          (d) the principal amount of any noninterest bearing or other discount security (other than the Notes), at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (e) when used with respect to the Notes, the term "principal amount" shall mean the principal amount thereof at the Stated Maturity of such principal amount; and

          (f) unless otherwise expressly provided herein, the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

     SECTION 1.04.  Form of Documents Delivered to Trustee.  In any case where
                    --------------------------------------
several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.05.  Acts of Holders.  (a)  Any request, demand, authorization,
                    ---------------
direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     SECTION 1.06.  Satisfaction and Discharge.  This Indenture shall cease to
                    --------------------------
be of further effect (except as to the rights of Holders under Sections 2.09, 2.11, 4.02, 4.03 and 4.04 hereof) and the Trustee, on receipt of a Company Order requesting such action, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all outstanding Notes have been delivered to the Trustee for cancellation or (ii) all such Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company in form and substance satisfactory to the Trustee directing the Trustee to apply such funds to the payment thereof; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Section 1.06, the obligations of the Company to the Trustee under Section
7.07 hereof, and, if money shall have been deposited with the Trustee in trust for the Holders pursuant to this Section 1.06, the obligations of the Trustee under this Section 1.06 and Section 4.03 hereof shall survive.

     All money deposited with the Trustee pursuant to this Section 1.06 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money has been deposited with the Trustee. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Section 1.06 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Section 1.06 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Section 1.06; provided that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE II.

                                   THE NOTES

     SECTION 2.01.  Form and Dating.  (a)  The Notes and the certificate of
                    ---------------
authentication of the Trustee thereon shall be substantially in the form contained in this Article II, with such appropriate insertions, substitutions and other variations as are required or permitted under this Indenture. Upon issuance, any such Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee.

     (c) Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Such Global Notes, together with their Successor Notes which are Global Notes other than the Regulation S Global Note, are collectively herein called the "Restricted Global Note". Upon their original issuance, Regulation S Notes shall be issued in the form of one or more Global Notes registered in the name of the Depositary, or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Notes shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Cedel. Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Note, are collectively herein called the "Regulation S Global Note".

     Upon their original issuance, Other Notes shall not be issued in the form of a Global Note or in any other form intended to facilitate book-entry trading in beneficial interests in such Notes.

SECTION 2.02.  Form of Face of Note.
               --------------------

     [If a Global Note, then insert -- THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

     [If a Global Note to be held by The Depository Trust Company, then insert-- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [If Restricted Notes, then insert -- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY AND THE INITIAL PURCHASERS OF THIS NOTE THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS
NOTE), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES

AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS NOTE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS NOTE PURSUANT TO THIS CLAUSE (4) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES
ACT)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (O)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.]

     THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THIS NOTE IS ____% OF ITS PRINCIPAL AMOUNT, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $_____ PER $1,000 OF STATED FACE AMOUNT, THE ISSUE DATE IS __________, 1997 AND THE YIELD TO MATURITY IS _____%.

     _____% SENIOR DISCOUNT NOTES DUE _________, 2007

[IF RESTRICTED GLOBAL NOTE - CUSIP NO. ________]
[IF ANY REGULATION S NOTE - CUSIP NO. _________]
[IF REGULATION S GLOBAL NOTE - ISIN NO. __________]
[IF OTHER NOTE - CUSIP NO. ___________]

No. _______________                                         $__________________

     McLeod, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of ________________ Dollars [if this Note is a Global Note, then insert: (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $__________ in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on ____________, 2007, and to pay interest thereon from ___________, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ 1 and _____________ 1 in each year, commencing ________, 2002 at the rate of ____% per annum, until the principal hereof is paid or made available for payment [If Original Notes, then insert: provided, however, that if (i) the Company has not filed a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the " Act"), registering a security substantially identical to this Note (except that such Note will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an exchange offer (the "Registered Exchange Offer") (or, in lieu thereof, a registration statement registering this Note for resale (a "Shelf Registration Statement")) by __________, 1997, or (ii) the Exchange Offer Registration Statement relating to the Registered Exchange Offer has not become or been declared effective by ______________, 1997, or (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective prior to _____________, 1997, or (iv) either the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement is filed and declared effective (except as specifically permitted therein) but shall thereafter cease to be effective without being succeeded promptly by an additional registration statement filed and declared effective, in each case (i) through (iv) upon the terms and conditions set forth in the Registration Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then interest will accrue (in addition to the original issue discount and any stated interest on the Notes) (the "Step-Up") at a rate of 0.5% per annum, determined daily, on the Accreted Value of the Notes, during the 90-day period from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.00% per annum, in the aggregate regardless of the number of Registration Defaults. Interest accruing as a result of the Step-Up is referred to herein as "Special Interest." Accrued Special Interest, if any, shall be paid semi-annually on _________ 1 and _________ 1 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed. Any accrued and unpaid interest (including Special Interest) on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be __________ 15 or __________ 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 calendar days and not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The principal of this Note shall not accrue interest (other than Special Interest, if any) until __________, 2002, except in the case of a default in payment of principal and premium, if any, upon acceleration or redemption, in which case interest shall be payable pursuant to the preceding paragraph on such overdue principal (and premium, if any), such interest shall be payable on demand and, if not so paid on demand, such interest shall itself bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), and shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest on unpaid interest shall also be payable on demand.

     Payment of the principal of (and premium, if any) and interest on this Note will be made at the corporate trust office of the Trustee and at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:



                                        MCLEOD, INC.



                                        By____________________________

Attest:


______________________________


SECTION 2.03.  Form of Reverse of Note.
               -----------------------

     This Note is one of a duly authorized issue of Notes of the Company designated as its ____% Senior Discount Notes due ______________ 1, 2007 (the "Notes") issued under an Indenture, dated as of ___________, 1997 (herein called the "Indenture"), between the Company and ________________, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). The Notes are limited in aggregate principal amount at maturity to $___________. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at any time on or after ___________ 1, 2002 and prior to maturity, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the Redemption Date (subject to the right of Holder on the relevant Regular Record Date to receive interest due on an Interest Payment

Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning ________ 1, of each of the years indicated below:

                                          Redemption
               Year                          Price
               ----                       ----------
               2002                         _____%

               2003                         _____%

               2004                         _____%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to but excluding the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

     The Notes are further subject to redemption prior to _________ 1, 2000 only in the event that the Company receives net proceeds from any sale of its Common Stock in a Strategic Equity Investment on or before __________ 1, 2000, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem Notes in a principal amount of up to an aggregate amount equal to 33 1/3% of the original principal amount of the Notes, provided, however, that Notes in an amount equal to at least 66 2/3% of the original principal amount of the Notes remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of any such sale and upon not less than 30 nor more than 60 days' notice by mail to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000 at a Redemption Price of 110.5% of the Accreted Value of the Notes to but excluding the Redemption Date.

     The Notes do not have the benefit of any sinking fund obligations.

     The Indenture provides that, subject to certain conditions, if (i) a Change of Control (as defined in the Indenture) occurs or (ii) certain Excess Proceeds are available to the Company as a result of any Asset Sale, the Company shall be required to make a Change of Control Offer or an Asset Sale Offer, as the case may be, for all or a specified portion of the Notes.

     [If not a Global Note -- In the event of redemption or purchase pursuant to an Asset Sale Offer of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

     [If a Global Note insert -- In the event of a deposit or withdrawal of an interest in this Note (including upon an exchange, transfer, redemption or repurchase of this Note in part only) effected in accordance with the Applicable Procedures, the Note Registrar, upon receipt of notice of such event from the Depositary's custodian for this Note, shall make an adjustment on its records to reflect an increase or decrease of the outstanding principal amount of this Note resulting from such deposit or withdrawal, as the case may be.]

     If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note, or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

     Unless the context otherwise requires, the Original Notes (as defined in the Indenture) and the Exchange Notes (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions, Change of Control Offers and Asset Sale Offers.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding.
The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like tenor and aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that Special Interest shall be computed on the basis of a 365-or 366-day year, as the case may be, and the number of days actually elapsed.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                            CERTIFICATE OF TRANSFER


     The transferor hereof (the "Transferor") hereby certifies in connection with the transfer of this Note as follows:

                              (Please check one)

     [_] The Transferor has requested that this Note be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Note.
In connection with such transfer, the Transferor hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Transferor hereby further certifies as follows:

          (1)  Rule 904 Transfers.  If the transfer is being effected in
               ------------------
     accordance with Rule 904:

               (A) the Transferor is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of this Note was not made to a person in the United States;

               (C)  either:

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                    (ii) the transaction is being executed in, on or through
               the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Transferor or any affiliate thereof;

               (E) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of this Note, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

               (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2)  Rule 144 Transfers. If the transfer is being effected pursuant to
               ------------------
     Rule 144:

               (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since this Note was last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least three years has elapsed since this Note was last acquired from the Company or from an affiliate of the Company, whichever is later, and the Transferor is not, and during the preceding three months has not been, an affiliate of the Company.

     [_] The Transferor has requested that this Note be transferred to the Transferee who will take delivery in the form of a Restricted Note. In connection with such transfer, the Transferor hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 144 or to an Institutional Accredited Investor under Rule 501(a)(1), (2), (3) or (7) under the Securities Act and in compliance with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Transferor hereby further certifies as follows:

          (1)  Rule 144A Transfers.  If the transfer is being effected in
               -------------------
     accordance with Rule 144A:

               (A) this Note is being transferred to a person that the Transferor and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Transferor and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Transferor may be relying on Rule 144A in connection with the transfer; and

          (2)  Rule 144 Transfers.  If the transfer is being effected pursuant
               ------------------
     to Rule 144:

               (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since this Note was last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least three years has elapsed since this Note was last acquired from the Company or from an affiliate of the Company, whichever is later, and the Transferor is not, and during the preceding three months has not been, an affiliate of the Company.

          (3)  Institutional Accredited Investor Transfers.  If the transfer is
               -------------------------------------------
     being effected to an Institutional Accredited Investor as defined under Rule 501(a)(1), (2), (3) or (7), this Note is being transferred to such an Institutional Accredited Investor as therein so defined who is purchasing for investment purposes and not for distribution.


                      OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.07 or 4.08 of the Indenture, check the box:

                                      [_]

     If you want to elect to have only a part of this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, state the amount:
$_________________

Dated:____________________                 Your Signature:______________________
                         (Sign exactly as name appears
                        on the other side of this Note)


Signature Guarantee:____________________________________________________________
          Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     SECTION 2.04.  Form of Trustee's Certificate of Authentication.
                    -----------------------------------------------

     This is one of the Notes referred to in the within-mentioned Indenture.

Date:

                                   _______________________,
                                             as Trustee

                                        By__________________________
                                           Authorized Signatory

     SECTION 2.05.  Execution and Authentication.  The aggregate principal
                    ----------------------------
amount at maturity of Notes outstanding at any time shall not exceed $500,000,000, except as provided in Section 2.10 hereof. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President or any Executive Vice President and shall be attested by the Company's Secretary or one of its Assistant Secretaries, in each case by manual or facsimile signature.

     The Notes shall be authenticated by manual signature of an authorized officer of the Trustee and shall not be valid for any purpose unless so authenticated.

     In case any officer of the Company whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.

     Notwithstanding any other provision hereof, the Trustee shall authenticate and deliver Notes only upon receipt by the Trustee of an Officers' Certificate complying with Section 10.04 hereof with respect to satisfaction of all conditions precedent contained in this Indenture to authentication and delivery of such Notes.

     Upon compliance by the Company with the provisions of the previous paragraph, the Trustee shall, upon receipt of a Company Order requesting such action, authenticate Notes for original issuance in an aggregate principal amount at maturity not to exceed $500,000,000. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

     A Note shall not be valid or entitled to any benefit under this Indenture or obligatory for any purpose unless executed by the Company and authenticated by the manual signature of the Trustee as provided herein. The signature of an authorized officer of the Trustee shall be conclusive evidence, and the only evidence, that such Note has been authenticated and delivered under this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee
may do so.   Each reference in this Indenture to authentication by the Trustee
includes authentication by such agent.   Any authenticating agent of the Trustee
shall have the same rights hereunder as any Registrar or Paying Agent. The Trustee shall not be liable for any failure to act of the authenticating agent in performing any duty either required herein or authorized herein to be performed by such person in accordance with the Indenture.

     SECTION 2.06.   Note Registrar and Paying Agent.  The Company shall
                     -------------------------------
maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange. The Company shall cause to be kept at such office a register (the register maintained in such office being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate Trust Office, is initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Note Registrar and appoint another Person to act as Note Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Note Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Note Register and to make such inquiries of the Note Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

     The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Note Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and shall implement the provisions of this Indenture that relate to such Note Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation.
If the Company fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such.

     Upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Initial Notes or Exchange Notes, as the case may be, of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Note Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Note Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

     SECTION 2.07.   Paying Agent to Hold Money in Trust.  On or prior to 10:00
                     -----------------------------------
a.m. on each due date of the principal, premium, or any payment of interest with respect to any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium or interest when so becoming due.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent, shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, or interest with respect to the Notes, shall notify the Trustee of any default by the Company in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

     The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.07, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.08.  Registration, Registration of Transfer and Exchange.
                    ---------------------------------------------------

     (a) At the option of the Holder, and subject to the other provisions of this Section 2.08, Notes may be exchanged for other Notes of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and (subject to the provisions in the Original Notes regarding the payment of Special Interest) entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to the Holder for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.11, 3.06 or 9.06 or in accordance with any offer pursuant to Section 4.07 or 4.08 not involving any transfer.

     Any holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected through a book entry system maintained by the holder of such Global Note (or its agent) and the ownership of a beneficial interest in the Note shall be reflected in a book entry.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (b)  Certain Transfers and Exchanges.  Notwithstanding any other provision
          -------------------------------
of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 2.08(b) shall be made only in accordance with this Section 2.08(b).

          (i)    Restricted Global Note to Regulation S Global Note.  If the
                 --------------------------------------------------
     owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, then the Trustee, as Note Registrar but subject to Clause (b)(vii) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in
     Section 2.08(d)(3).

          (ii)   Regulation S Global Note to Restricted Global Note.  If the
                 --------------------------------------------------
     owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Note Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount as provided in Section 2.08(d)(3).

          (iii)  Restricted Non-Global Note to Restricted Global Note or
                 ---------------------------------------- --------------
     Regulation S Global Note.  Subject to Section 2.08(d)(2) hereof, if the
     ------------------------
     Holder of a Restricted Note (other than a Global Note) wishes at any time to transfer all or any portion of such Restricted Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(iii) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (A) such Restricted Note as provided in Section 2.08(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member's account and (B) a Restricted Notes Certificate (or the completion of the Certificate of Transfer on the Note), if the specified account is to be credited with a beneficial interest in the Restricted Global Note, or a Regulation S Certificate (or the completion of the Certificate of Transfer on the Note), if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Note Registrar but subject to Clause (b)(vii) below, shall cancel such Restricted Note (and issue a new Restricted Note in respect of any untransferred portion thereof) as provided in Section 2.08(a) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 2.08(d)(3).

          (iv)   Regulation S Non-Global Note to Restricted Global Note or
                 ------------------------------------------ --------------
     Regulation S Global Note.  Subject to Section 2.08(d)(2) hereof, if the
     ------------------------
     Holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Regulation S Note to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this Clause (b)(iv) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (A) such Regulation S Note as provided in Section 2.08(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member's account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Note, a Restricted Notes Certificate (or the completion of the Certificate of Transfer on the Note) satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Note Registrar but subject to Clause (b)(vii) below, shall cancel such Regulation S Note (and issue a new Regulation S
     Note in respect of any untransferred portion thereof) as provided in
     Section 2.08(a) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 2.08(d)(3).

          (v)    Non-Global Note to Non-Global Note.  A Note that is not a
                 ----------------------------------
     Global Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Note that is not a Global Note as provided in Section 2.08(a), provided that, if the Note to be transferred in whole or in part is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Notes Certificate (or the completion of the Certificate of Transfer on the Note), satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note or (B) a Regulation S Certificate (or the completion of the Certificate of Transfer on the Note), satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing; in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in every case to Section 2.08(c)).

          (vi)   Exchanges between Global Note and Non-Global Note.  A
                 -------------------------------------------- ----
     beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.08(d)(2), provided that, if such interest is a beneficial interest in the Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Note (subject in each case to Section 2.08(c)). A Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with a transfer effected in accordance with Clause (b)(iii) or
     (iv) above or (B) such Note is a Regulation S Note and such exchange occurs after the Restricted Period.

          (vii)  Regulation S Global Note to be Held Through Euroclear or Cedel
                 ------------------------------------------- ------------------
     during Restricted Period.  The Company shall use its best efforts to cause
     ------------------------
     the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause (b)(vii) shall not prohibit any transfer or exchange of such an interest in accordance with Clause (b)(ii) or (vi) above.

     (c)  Securities Act Legends.  Rule 144A Notes, Other Notes and their
          ----------------------
respective Successor Notes shall bear a Restricted Note Legend, and the Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

          (i) subject to the following Clauses of this Section 2.08(c), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;

          (ii) subject to the following Clauses of this Section 2.08(c), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note, provided that, if such new Note is required pursuant to Section 2.08(b)(v) or (vi) to be issued in the form of a Restricted Note, it shall bear a Restricted Note Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

          (iii)  Registered Notes shall not bear a Securities Act Legend;

          (iv) at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Note Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new
     Note in exchange for or in lieu of such other Note as provided in this
     Article II;

          (v) a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Note as provided in this Article II; and

          (vi) notwithstanding the foregoing provisions of this Section 2.08(c), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Note Legend in exchange for such Successor Note as provided in this Article II.

     (d) The provisions of Clauses (1), (2), (3), (4) and (5) below shall apply only to Global Notes:

          (1) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

          (2) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless
     (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Note shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes represented by such Global Note.

          (3) If any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Note Registrar, for exchange or cancellation as provided in this Article II. If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article II or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Note Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to Section 2.08(d)(2) and as otherwise provided in this Article II, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article II if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 2.05, 2.09, 3.06, 4.07,
     4.08 or 9.06 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary or a nominee thereof.

          (5) None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the Depository's records (or the records of the participant of such Depository) relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records of the Depository relating to such beneficial ownership interests.

     SECTION 2.09.  Replacement Notes.  If any mutilated Note is surrendered to
                    -----------------
the Trustee, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save either of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section 2.09, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.10.  Outstanding Notes.  Notes outstanding at any time are all
                    -----------------
Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

     If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that such replaced Note is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or such portions thereof) shall cease to be outstanding and interest on them shall cease to accrue or the principal of such Notes shall cease to accrete, as the case may be.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes held or beneficially owned by the Company or a Restricted Subsidiary of the Company or by an Affiliate of the Company or a Restricted Subsidiary of the Company or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this

Indenture, only Notes which a Trust Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or an Affiliate of the Company or any of their agents.

     SECTION 2.11.  Temporary Notes.  Pending the preparation of definitive
                    ---------------
Notes, the Company may execute, and the Trustee shall authenticate, temporary notes ("Temporary Notes") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations.

     If Temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the Temporary Notes shall be exchangeable for definitive Notes upon surrender of the Temporary Notes to the Trustee, without charge to the Holder. Until so exchanged, Temporary Notes will evidence the same debt and will be entitled to the same benefits under this Indenture as the definitive Notes in lieu of which they have been issued.

     SECTION 2.12.  Cancellation.  The Company at any time may deliver Notes to
                    ------------
the Trustee for cancellation. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall destroy such canceled Notes unless the Company shall by Company Order otherwise direct. The Company may not issue new Notes to replace Notes that have been delivered to the Trustee for cancellation.

     SECTION 2.13.  Payment of Interest; Interest Rights Preserved.  Interest on
                    ----------------------------------------------
any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Regular Record Date for such interest payment, which shall be the February 15 or August 15 (whether or not a Business
Day) immediately preceding such Interest Payment Date.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by a Trust Officer of the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
     (b).

          (b) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 2.14.  Authorized Denominations.  The Notes shall be issuable in
                    ------------------------
minimum denominations of $1,000 at maturity and any integral multiple thereof.

     SECTION 2.15.  Computation of Interest.  Interest on the Notes shall be
                    -----------------------
computed on the basis of a 360-day year of twelve 30-day months; provided that Special Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the number of days actually elapsed from the date Special Interest commences to accrue to but not including the date on which Special Interest ceases to accrue.

     SECTION 2.16.  Persons Deemed Owners.  Prior to the due presentation for
                    ---------------------
registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Note Registrar or any co-registrar may deem and treat the person in whose name Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Note Registrar or any co-Registrar shall be affected by notice to the contrary.

     SECTION 2.17.  CUSIP Numbers.  The Company, in issuing the Notes, may use
                    -------------
"CUSIP" and "ISIN" numbers for each series of Notes and, if so, the Trustee shall use the relevant CUSIP and ISIN numbers in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP or "ISIN" numbers used.

     SECTION 2.18.  Holder Lists.  The Trustee shall preserve in as current a
                    ------------
form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Trust Indenture Act (S) 312(a). If the Trustee is not the Note Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

                                 ARTICLE III.

                                  REDEMPTION

     SECTION 3.01.  Notice to Trustee.  If the Company elects to redeem Notes
                    -----------------
pursuant to paragraph two or three of the reverse side of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give each such notice to the Trustee at least 60 calendar days prior to the Redemption Date unless the Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with any conditions to such redemption set forth herein and in the Notes.

     SECTION 3.02.  Selection of Notes to be Redeemed.  If less than all the
                    ---------------------------------
Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by lot, on a pro rata or other basis as it shall deem fair and appropriate; provided that the Trustee may select for redemption in part only Notes in denominations larger than $1,000 at maturity. In selecting Notes to be redeemed pursuant to this Section 3.02, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount at maturity of each Note to be redeemed shall be $1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than $1,000 which would be allocable to any Holder. If the Notes to be redeemed are Certificated Notes, the Certificated Notes to be redeemed shall be selected by the Trustee by prorating, as nearly as may be, the principal amount of Certificated Notes to be redeemed among the Holders of Certificated Notes registered in their respective names. The Trustee in its discretion may determine the particular Notes (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

     SECTION 3.03.  Notice of Redemption.  At least 30 calendar days but not
                    --------------------
more than 60 calendar days before a Redemption Date, the Company shall send a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

     The notice shall identify the Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price (and shall specify the portion of such Redemption Price that constitutes the amount of accrued and unpaid interest to be paid, if any);

          (c)  the name and address of the Paying Agent;

          (d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (e) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (f) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (g) that, unless the Company defaults in making the redemption payment, interest on, or the accretion of the value of, the Notes (or portions thereof) called for redemption shall cease and such Notes (or portions thereof) shall cease to accrue interest or cease to accrete in value, as the case may be, on and after the Redemption Date;

          (h) the paragraph of the Notes pursuant to which the Notes are being called for redemption; and

          (i) any other information necessary to enable Holders to comply with the notice of redemption.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 in a timely manner.

     SECTION 3.04.  Effect of Notice of Redemption.  Once notice of redemption
                    ------------------------------
is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in such notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05.  Deposit of Redemption Price.  On or prior to 10:00 a.m., New
                    ---------------------------
York City time, on each Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company, one of its Subsidiaries or any of their Affiliates is the Paying Agent, the Paying Agent shall segregate and hold in trust for the benefit of the Holders) money, in federal or other immediately available funds, sufficient to pay the Redemption Price on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption on such date which have been delivered by the Company to the Trustee for cancellation.

     So long as the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes to be redeemed on the applicable Redemption Date shall cease to accrue or such Notes shall cease to accrete in value, as the case may be, from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date. If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes, or such Notes shall continue to accrete in value, as the case may be.

     SECTION 3.06.  Notes Redeemed in Part.  Upon surrender and cancellation of
                    ----------------------
a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate and deliver to the surrendering Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.


                                  ARTICLE IV.

                                   COVENANTS

     SECTION 4.01.  Payment of Notes.  The Company shall promptly pay the
                    ----------------
principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if, on such date, the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due.

     To the extent lawful, the Company shall pay interest on (i) if prior to March 1, 2002, any overdue Accreted Value of (and premium, if any, on) the Notes, or if on or after March 1, 2002, any overdue principal of (and premium, if any, on) the Notes, at the accretion rate or interest rate, as the case may be, borne on the Notes, plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 hereof, or otherwise.

     SECTION 4.02.  Maintenance of Office or Agency.  The Company shall maintain
                    -------------------------------
in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the

Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

     SECTION 4.03.  Money for the Note Payments to be Held in Trust.  If the
                    -----------------------------------------------
Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

     SECTION 4.04.  Corporate Existence.  Subject to the provisions of Article
                    -------------------
IV and Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; provided that the Company and any such Restricted Subsidiary shall not be required to preserve the corporate existence of any such Restricted Subsidiary or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, lease or otherwise dispose of all of its property and assets to the Company or any wholly owned Restricted Subsidiary.

     SECTION 4.05.  Maintenance of Property.  The Company shall cause all
                    -----------------------
Property used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries and material to the Company and its Restricted Subsidiaries taken as a whole to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section
4.05 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries.

     SECTION 4.06.  Payment of Taxes and Other Claims.  The Company shall pay or
                    ---------------------------------
discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or Property of the Company or any of its Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Restricted Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

     SECTION 4.07.  Repurchase at the Option of Holders upon a Change of
                    ----------------------------------------------------
Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase such Holder's Notes, in whole, or in part in a principal amount at maturity that is an integral multiple of $1,000, pursuant to the offer described in Section 4.07(b) hereof (the "Change of Control Offer"), at a purchase price (the "Change of Control Purchase Price") in cash equal to 101 percent of the Accreted Value of such Notes (or portions thereof) on any Change of Control Payment Date prior to March 1, 2002, or 101 percent of the principal amount of such Notes (or portions thereof) on any Change of Control Payment Date on or after March 1, 2002, plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

     (b) Within 30 calendar days of the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

          (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.07, and that all Notes that are timely tendered will be accepted for payment;

          (ii) the Change of Control Purchase Price, and the date Notes are to be purchased pursuant to the Change of Control Offer (the "Change of Control Payment Date"), which date shall be a date occurring no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

          (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrete in value or accrue interest, as the case may be;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrete in value or accrue interest, as the case may be, from and after the Change of Control Payment Date;

          (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

          (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount at maturity must be $1,000 or an integral multiple thereof;

          (viii) that any Holder whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof; and

          (ix) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.07.

     (c) On the Change of Control Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in an amount equal to the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) Upon surrender and cancellation of a Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Note, a new Note equal in principal amount to the unpurchased portion of such surrendered Note; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

     (e) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to a Change of Control Offer.

     SECTION 4.08.  Limitation on Asset Sales.  (a)  The Company shall not, and
                    -------------------------
shall not permit any of its Restricted Subsidiaries, directly or indirectly, to, consummate any Asset Sale, unless:

          (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets sold or otherwise disposed of;

          (ii) at least 75 percent of the consideration received in respect of such Asset Sale by the Company or such Restricted Subsidiary, as the case may be, for such Property or assets consists of (a) Cash Proceeds and/or Telecommunications Assets; (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; or (c) the assumption of Indebtedness of the Company or such Restricted Subsidiary (other than Indebtedness that is subordinated to the Notes) and the release of the Company or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and

          (iii) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in
     Section 4.08(b) hereof.

     (b) Within 360 calendar days after the closing of any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may, at its option:

          (i) reinvest an amount equal to the Net Cash Proceeds, or any portion thereof, from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business; and/or

          (ii) apply an amount equal to such Net Cash Proceeds, or remaining Net Cash Proceeds, to the permanent reduction of Indebtedness of the Company (other than

     Indebtedness to a Restricted Subsidiary of the Company) that is senior to or pari passu with the Notes or to the permanent reduction of Indebtedness
        ---- -----
     or Preferred Stock of any Restricted Subsidiary of the Company (other than Indebtedness to, or Preferred Stock owned by, the Company or another Restricted Subsidiary of the Company).

Net Cash Proceeds from any Asset Sale that are not applied pursuant to clause
(i) or (ii) above within 360 calendar days of the closing of such Asset Sale shall constitute "Excess Proceeds."

     (c) If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $5 million, the Company shall use the then-existing Excess Proceeds to make an offer, as described in Section 4.08(d) hereof (an "Asset Sale Offer"), to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to 100 percent of the Accreted Value of such Notes on any Asset Sale Payment Date occurring prior to March 1, 2002, or 100 percent of the principal amount of such Notes on any Asset Sale Payment Date on or after March 1, 2002, plus accrued and unpaid interest, if any, to the Asset Sale Payment Date.

     (d) Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5 million, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

          (i)     that an Asset Sale Offer is being made pursuant to this
     Section 4.08, and that all Notes that are timely tendered will be accepted for payment, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Asset Sale Purchase Price of all Notes timely tendered pursuant to the Asset Sale Offer;

          (ii) the Asset Sale Purchase Price, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Payment Date"), which date shall be a date no earlier than 30 calendar days nor later than 40 calendar days subsequent to the date such notice is mailed;

          (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrete in value or accrue interest, as the case may be;

          (iv) that, unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrete in value or accrue interest, as the case may be, from and after the Asset Sale Payment Date;

          (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Asset Sale Payment Date;

          (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

          (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount at maturity must be $1,000 or an integral multiple thereof;

          (viii) that any Holder whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Note or Notes surrendered, which unpurchased portion will be equal in principal amount at maturity to $1,000 or an integral multiple thereof; and

          (ix) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.08.

     (e) If the aggregate Asset Sale Purchase Price of the Notes surrendered by Holders exceeds the amount of Excess Proceeds as indicated in the notice required by Section 4.08(d) hereof, the Trustee shall select the Notes to be purchased on a pro rata basis based on the Accreted Value, as of the Asset Sale Payment Date, if such Asset Sale Payment Date is prior to March 1, 2002, or principal amount, if such Asset Sale Payment Date is on or after March 1, 2002, of the Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

     (f) On the Asset Sale Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.08(e) hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Purchase Price in respect of all Notes or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in an amount equal to the Asset Sale Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

     (g) Upon surrender and cancellation of a Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Note a new Note equal in principal amount to the unpurchased portion of such surrendered Note; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

     (h) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

     (i) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to an Asset Sale Offer.

     SECTION 4.09.  Limitation on Consolidated Indebtedness.  (a) The Company
                    ---------------------------------------
shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either (a) the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of the Company have been filed with the Commission or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.0 for such four-quarter periods ending on or prior to December 31, 2000 and 5.0 to 1.0 for such periods ending thereafter, or (b) the Company's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of the Company that has been filed with the Commission or has otherwise become publicly available, after giving pro forma effect to (x) the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and (y) paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

     (b) Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary may Incur each and all of the following:

          (i) Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately prior to such renewal, extension, refinancing or refunding;

          (ii) Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately prior to such renewal, extension, refinancing or refunding;

          (iii) Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 90% of the cost of the construction, acquisition or improvement of the applicable
     Telecommunications Assets;

          (iv) Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary of the Company or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Restricted Subsidiary of the Company or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Company or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

          (v) Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the Notes or Indebtedness outstanding at the date of the Indenture or Purchase Money Indebtedness Incurred pursuant to clause
     (iii) of this paragraph in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to refinance the Notes or Indebtedness which is pari passu to the Notes or Indebtedness which is subordinate in right of payment to the Notes shall only be permitted under this clause (v) if (A) in the case of any refinancing of the Notes or Indebtedness which is pari passu to the Notes, the refinancing Indebtedness is made pari passu to the Notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness and (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Indebtedness at the option of the Holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the Holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control pursuant to provisions substantially similar to those described in Section 4.07 hereof;

          (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

          (vii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

          (viii) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (viii), has an aggregate principal amount not in excess of $10 million at any time outstanding.

     (c) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.09, shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

     (d) For purposes of determining any particular amount of Indebtedness under this Section 4.09, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 hereof shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     SECTION 4.10  Limitation on Indebtedness and Preferred Stock of Restricted
                   ------------------------------------------------------------
Subsidiaries.  The Company shall not permit any Restricted Subsidiary of the
------------
Company to Incur any Indebtedness or issue any Preferred Stock except:

          (i) Indebtedness or Preferred Stock outstanding on the date of the Indenture after giving effect to the application of the proceeds of the Notes;

          (ii) Indebtedness Incurred or Preferred Stock issued to and held by the Company or a Wholly-Owned Restricted Subsidiary of the Company (provided that such Indebtedness or Preferred Stock is at all times held by the Company or a Wholly-Owned Restricted Subsidiary of the Company);

          (iii) Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of the Company, (B) such Person merges into or consolidates with a Restricted Subsidiary of the Company or (C) another Restricted Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company), which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

          (iv) Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause (i) of the second paragraph of Section 4.09;

          (v) in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause (ii) of the second paragraph of Section 4.09;

          (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

          (vii) Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition; and

          (viii) Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses (i) and
     (iii) hereof or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the applicable Restricted Subsidiary Incurred in connection therewith and provided the Indebtedness or Preferred Stock Incurred or issued upon such refinancing is by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by the Company or any Restricted Subsidiary of the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness or Preferred Stock at the option of the Holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the Holder of such Indebtedness or Preferred Stock (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those described in Section
     4.07 hereof and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of the Company, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary.

     SECTION 4.11.  Limitation on Restricted Payments.  (a)  The Company shall
                    ---------------------------------
not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of
     Section 4.09 hereof; and

          (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter for which the Company's financial statements have been filed with the Commission or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any

     Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments" in Section 1.01 hereof), not to exceed in the case of any Person the amount of Investments previously made subsequent to the Issue Date by the Company or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment; provided that the Company or a Restricted Subsidiary of the Company may make any Restricted Payment with the aggregate net proceeds received after the date of the Indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), (x) as capital contributions to the Company, (y) from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company, or (z) from the conversion of Indebtedness of the Company into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of the Company after the date of this Indenture.

     (b)  The foregoing limitations shall not prevent the Company from:

          (i) paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the preceding paragraph of this Section 4.11;

          (ii) retiring (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company, (B) Indebtedness of the Company that is subordinated in right of payment to the Notes, or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of the Company;

          (iii) retiring any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the Notes at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;

          (iv) retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary that is permitted under Section 4.09 hereof (in the case of Indebtedness of the Company) and Section 4.10 hereof (in the case of Indebtedness of Restricted Subsidiaries) and that (A) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the Notes at least to the same extent as the retired Indebtedness;

          (v) retiring any Capital Stock or options to acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any directors, officers or employees of the Company or any Restricted Subsidiary, provided that the aggregate price paid for all such retired Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by the Company subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by the Company to directors, officers or employees of the Company and its Subsidiaries;

          (vi) making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted in Article V hereof;

          (vii) retiring any Capital Stock of the Company to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; and

          (viii) making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

     (c) In determining the amount of Restricted Payments permissible under this Section 4.11, amounts expended pursuant to clauses (ii), (iii) and (iv) of the foregoing paragraph shall not be included as Restricted Payments.

     (d) Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available financial statements.

     SECTION 4.12.  Limitation on Liens.  (a)  The Company shall not, and shall
                    -------------------
not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of the Company which is subordinate in right of payment to the Notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

     (b)  The foregoing restrictions shall not apply to:

          (i) Liens existing on the date of the Indenture and securing Indebtedness outstanding on the date of the Indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility;

          (ii) Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed 1.5 times the Company's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which the Company's consolidated financial statements have been filed with the Commission or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

          (iii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary of the Company;

          (iv) Liens on Property of the Company or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the Notes to secure Purchase Money Indebtedness which is otherwise permitted under the Indenture, provided that (a) the principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Indebtedness;

          (v) Liens to secure Acquired Indebtedness, provided that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property;

          (vi) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses
     (i), (ii), (iv) and (v) so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (v) of the second paragraph of Section 4.09 hereof (in the case of Indebtedness of the Company) or clause (viii) of Section 4.10 hereof (in the case of Indebtedness of Restricted Subsidiaries);

          (vii) Liens not otherwise permitted by the foregoing clauses (i) through (vi) in an aggregate amount not to exceed 5% of the Company's Consolidated Tangible Assets;

          (viii) Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the Notes; and

          (ix)    Permitted Liens.

     SECTION 4.13.  Limitation on Sale and Leaseback Transactions.  The Company
                    ---------------------------------------------
shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between the Company or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or the Company on the other hand), unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by Section 4.09 hereof or Section 4.10 hereof, as the case may be; (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the Notes by Section 4.12 hereof; and (iv) the Net Cash Proceeds from such transaction are applied in accordance with Section 4.08 hereof; provided that the Company shall be permitted to enter into Sale and Leaseback Transactions for up to $25 million with respect to phase I of the Company's headquarters buildings located in Cedar Rapids, Iowa, provided that such transaction is entered into on or before December 31, 1997 and up to $30 million with respect to other phases of such headquarters building, provided that any such transaction is entered into within 180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.

     SECTION 4.14.  Limitation on Dividends and Other Payment Restrictions
                    ------------------------------------------------------
Affecting Subsidiaries.  The Company shall not, and shall not permit any
----------------------
Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any

Restricted Subsidiary; (ii) to make loans or advances to the Company or any Restricted Subsidiary; or (iii) to transfer any of its Property to the Company or any other Restricted Subsidiary, except:

          (a) any encumbrance or restriction existing as of the Issue Date or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Qualified Receivable Facility otherwise permitted under this Indenture;

          (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired;

          (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Company or another Restricted Subsidiary (other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition);

          (d) any encumbrance or restriction pursuant to an agreement effecting a permitted refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements;

          (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

          (f) in the case of clause (iii) above, restrictions contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; and

          (g) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted

     Subsidiary, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into.

     Nothing contained in this Section 4.14 shall prevent the Company or any other Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.12 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries otherwise permitted under Section 4.09 hereof or Section
4.10 hereof, as the case may be.

     SECTION 4.15.  Limitation on Issuance and Sale of Capital Stock of
                    ---------------------------------------------------
Restricted Subsidiaries.  The Company (i) shall not permit any Restricted
-----------------------
Subsidiary to issue any Capital Stock other than to the Company or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under Section 4.11 hereof if made on the date of such issuance and (ii) shall not permit any Person other than the Company or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for:

          (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under
     Section 4.08 hereof;

          (b) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary;

          (c) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company; and

          (d) any Preferred Stock permitted to be issued under Section 4.10 hereof.

     SECTION 4.16.  Transactions with Affiliates.  The Company shall not, and
                    ----------------------------
shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary) and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a certificate of the chief executive, operating or financial officer of the Company evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and is in the best interests of the Company or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $5 million, a Board Resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of the Company or such Restricted Subsidiary; provided that the following shall not be deemed Affiliate
Transactions:

          (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

          (ii) any agreement or arrangement with respect to the compensation of a director or officer of the Company or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors and consistent with industry practice;

          (iii) transactions between or among the Company and its Restricted Subsidiaries;

          (iv)    transactions permitted by Section 4.11 hereof;

          (v) transactions pursuant to any agreement or arrangement existing on the Issue Date; and

          (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiberoptic lines, equipment, rights-of-way or other access rights, between the Company or any Restricted Subsidiary and any other Person; provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary).

     SECTION 4.17.  Restricted and Unrestricted Subsidiaries.  (a)  The Company
                    ----------------------------------------
may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Wholly-Owned Restricted Subsidiary), and (i) such Subsidiary has total assets of $1,000 or less, (ii) such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under Section 4.11(a) hereof or (iii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

     (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise), unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1 of additional Indebtedness pursuant to Section 4.09(a) and (ii) no Default or Event of Default would occur.

     (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee.

     SECTION 4.18.  Reports.  For as long as any Notes remain outstanding, the
                    -------
Company shall furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall file with the Trustee within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company shall cease to be required to file SEC Reports pursuant to the

Exchange Act, the Company shall nevertheless continue to file such reports with the Commission (unless the Commission shall not accept such a filing) and in any event with the Trustee. The Company shall furnish copies of the SEC Reports to the Holders of Notes at the time the Company is required to file the same with the Trustee and will make such information available to investors who request it in writing.

     SECTION 4.19.  Compliance Certificate; Notice of Default or Event of
                    -----------------------------------------------------
Default.  The Company shall deliver to the Trustee within 120 calendar days
-------
after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

     For the purposes of this Section 4.19, compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     The Company shall deliver written notice to the Trustee within 30 calendar days after any executive officer of the Company becomes aware of the occurrence of any event which constitutes, or with the giving of notice or the lapse of time or both would constitute, a Default or Event of Default, describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                                  ARTICLE V.

             CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

     SECTION 5.01.  Merger, Consolidation or Sale of Assets.  The Company shall
                    ---------------------------------------
not in any transaction or series of related transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary of the Company into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person, unless:

          (a) either (i) the Company shall be the continuing corporation or (ii) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole (any such corporation or Person being the "Surviving Entity") shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant and obligation in this Indenture on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

          (c) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) would (A) be permitted to Incur $1.00 of additional Indebtedness under Section 4.09(a) hereof and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

          (d) if, as a result of any such transaction, Property of the Company would become subject to a Lien prohibited by the provisions of the Indenture described under Section 4.12 hereof, the Company or the successor entity to the Company shall have secured the Notes as required thereby.

     In connection with any consolidation, merger, conveyance, lease or other disposition contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture in respect thereto comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 5.02.  Successor Corporation Substituted.  Upon any consolidation
                    ---------------------------------
with, or merger by the Company with or into, any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged, or the Person to which such sale, conveyance, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes, except for the obligation to pay the principal of (and premium, if any) and interest on the Notes.

                                  ARTICLE VI.

                             DEFAULTS AND REMEDIES

     SECTION 6.01.  Events of Default.  "Event of Default," wherever used herein
                    -----------------
with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of interest on any Note when the same becomes due and payable, and the continuance of such Default for a period of 30 calendar days; or

          (b) default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable whether upon Maturity, optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise, or the failure to make an offer to purchase any Note as herein required; or

          (c) default in the performance, or breach, of any covenant or agreement contained in Section 4.07, Section 4.08 or Article V hereof; or

          (d) default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture or the Notes (other than a covenant or warranty addressed in Section 6.01(a), Section 6.01(b) or
     Section 6.01(c) hereof), and the continuance of such Default or breach for a period of 60 calendar days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent of the aggregate principal amount of the outstanding Notes specifying such Default and stating that such notice is a "Notice of Default" delivered in connection with this Indenture; or

          (e) a default or defaults under any bond, debenture, note or other evidence of Indebtedness by the Company or any Restricted Subsidiary of the Company (or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any such Restricted Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $10 million, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity or shall constitute a failure to pay such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable; or

          (f) a final judgment or final judgments for the payment of money (other than to the extent covered by insurance as to which the insurance company has acknowledged coverage and other than to the extent covered by an indemnity given by an insurance company) is entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $10 million by a court or courts of competent jurisdiction, which judgment is not discharged, waived, stayed, bonded or satisfied for a period of 45 consecutive calendar days; or

          (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Restricted Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Restricted Subsidiary of the Company under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary of the Company or of any substantial part of the Property or assets of the Company or any Restricted Subsidiary of the Company, or ordering the winding-up or liquidation of the affairs of the Company or any Restricted Subsidiary of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

          (h) the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Restricted Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary of the Company; or (iii) the filing by the Company or any Restricted Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under

     United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Restricted Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary of the Company or of any substantial part of the Property or assets of the Company or any Restricted Subsidiary of the Company, or the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors; or (v) the admission by the Company or any Restricted Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Restricted Subsidiary of the Company in furtherance of any such action.

     SECTION 6.02.  Acceleration.  If any Event of Default (other than an Event
                    ------------
of Default specified in Section 6.01(g) or Section 6.01(h) hereof) occurs and is continuing, then and in every such case, the Trustee by a notice in writing to the Company may, and at the direction of the Holders of not less than 25 percent of the outstanding aggregate principal amount of Notes by a notice in writing to the Company and the Trustee, shall declare the Accreted Value and any accrued and unpaid interest on all Notes then outstanding to be immediately due and payable. Upon any such declaration, such Accreted Value and any accrued and unpaid interest on all Notes then outstanding will become and be immediately due and payable.

     If an Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof occurs, the Accreted Value and any accrued and unpaid interest on all Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

     In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(e) hereof has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) hereof shall be remedied, or cured, or waived by the holders of the relevant Indebtedness, within 60 calendar days after such event of default; provided no judgment or decree for the payment of the money due on the Notes has been obtained by the Trustee as hereinafter in this Article VI provided.

     At any time after a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if,

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (i)     all overdue installments of interest on all Notes,

          (ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,

          (iii) to the extent that payment of such interest is lawful, interest on the Defaulted Interest at the rate prescribed therefor in the Notes and this Indenture, and

          (iv) all moneys paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof; and

          (b) all Events of Default with respect to the Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived by the Holders as provided herein.

     No such rescission shall affect any subsequent Default or impair any right consequent thereon.

     SECTION 6.03.  Other Remedies.  The Company covenants that if an Event of
                    --------------
Default specified in Section 6.01(a) or Section 6.01(b) occurs the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest, at the rate or rates prescribed therefor in such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may and, at the direction of the Holders of not less than a majority of the outstanding aggregate principal amount of the Notes, shall institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property and assets of the Company or any other obligor upon such Notes, wherever situated.

     If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 6.04.  Waiver of Past Defaults.  The Holders of not less than a
                    -----------------------
majority in principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default and its consequences under this
Article VI, except a Default (a) in the payment of the principal of (or premium, if any) or interest on, any Note, or (b) in respect of a covenant or provision hereof which under Section 9.02 hereof cannot be modified or amended without the consent of the Holders of each outstanding Note affected.

     SECTION 6.05.  Control by Majority.  The Holders of not less than a
                    -------------------
majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders and would not subject the Trustee to personal liability, and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.06.  Limitation on Suits.  No Holder of Notes shall have any
                    -------------------
right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

          (b) the Holders of not less than 25 percent in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 30 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Notes;

in any event, it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes.

     SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any
                    ------------------------------------
other provision of this Indenture, the right of any Holder to receive payment of principal of (premium, if any) and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or the redemption dates or purchase dates provided for therein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08.  Trustee May File Proofs of Claim.  In case of the pendency
                    --------------------------------
of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under United States bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Notes or the Property and assets of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to file such other papers or documents and to take such other actions, including participating as a member or otherwise in any official committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.09.  Priorities.  Any money collected by the Trustee pursuant to
                    ----------
this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     7.07 hereof;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          THIRD:  To the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states such record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

     SECTION 6.10.  Undertaking for Costs.  All parties to this Indenture agree,
                    ---------------------
and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10 percent in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after its Stated Maturity.

     SECTION 6.11.  Waiver of Stay or Extension Laws.  The Company (to the
                    --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.12.  Trustee May Enforce Claims Without Possession of the Notes.
                    ----------------------------------------------------------
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

     SECTION 6.13.  Restoration of Rights and Remedies.  If the Trustee or any
                    ----------------------------------
Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.14.  Rights and Remedies Cumulative.  Except as otherwise
                    ------------------------------
provided in Section 2.09 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.15.  Delay or Omission Not Waiver.  No delay or omission of the
                    ----------------------------
Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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

                                  ARTICLE VII.

                                    TRUSTEE

     SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has occurred
                    -----------------
and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default of which a Trust Officer has actual knowledge: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided that: (i) this paragraph (c) shall not limit the effect of paragraph (b) of this
Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

     (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the Trust Indenture Act.

     SECTION 7.02.  Rights of Trustee.   (a)  The Trustee may rely on any
                    -----------------
document believed by it to be genuine and to have been signed or presented by the proper Person.

Except as provided in Section 7.01(b) hereof, the Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent; provided that such agent was appointed with due care by the Trustee.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct or gross negligence.

     (e) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c), 6.01(d), 6.01(e) or 6.01(f) hereof, of the identity of any Restricted Subsidiary or of the existence of any Change of Control or Asset Sale unless either (i) a Trust Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 10.02 hereof from the Company or any Holder of Notes.

     (f) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     (h) The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with the direction of the Holders of a majority of the aggregate outstanding principal amount of Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     SECTION 7.03.  Individual Rights of Trustee.   The Trustee, any Paying
                    ----------------------------
Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar hereunder, as the case may be; provided that the Trustee must in any event comply with Sections 7.10 and 7.11 hereof.

     SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be responsible
                    --------------------
for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible (a) for any statement of the Company in this Indenture, including the recitals contained herein, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or (b) for compliance by the Company with the Registration Agreement.

     SECTION 7.05.  Notice of Defaults.  Within 90 calendar days after the
                    ------------------
occurrence of any Default hereunder known to a Trust Officer with respect to the Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06.  Preservation of Information; Reports by Trustee to Holders.
                    ----------------------------------------------------------
(a)  The Company shall furnish or cause to be furnished to the Trustee:

          (i) semiannually, not less than 10 calendar days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the Regular Record Date immediately preceding such Interest Payment Date, and

          (ii) at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided that if and so long as the Trustee shall be the Note Registrar for the Notes, no such list need be furnished with respect to the Notes.

     (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.06(a) hereof and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.06(a) hereof upon receipt of a new list so furnished.

     (c) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

     (d) Each Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 7.06, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 7.06.

     (e) Within 60 calendar days after April 15 of each year commencing with the year 1996, the Trustee shall transmit by mail to all Holders of Notes, a brief report dated as of such April 15 if and to the extent required under
Section 313(a) of the Trust Indenture Act.

     (f) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

     (g) A copy of each report described in Section 7.06(e) hereof shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the Commission and also with the Company. The Company shall promptly notify the Trustee of any stock exchange upon which the Notes are listed.

     SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to the
                    --------------------------
Trustee from time to time reasonable compensation for its services. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

     The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys' fees) arising out of or incurred by it in connection with the acceptance or administration of the trust created by this Indenture and the performance of its duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on, particular Notes.

     The Company's payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and discharge of this Indenture. Subject to any other rights available to the Trustee under applicable bankruptcy law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or Section 6.01(h) hereof, the expenses are intended to constitute expenses of administration under bankruptcy law.

     SECTION 7.08.  Replacement of Trustee.  (a)  No resignation or removal of
                    ----------------------
the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.08.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

     (d)  If at any time:

          (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

          (ii) the Trustee shall cease to be eligible under Section 7.10 hereof and shall fail to resign after written request therefor by the Company or by any such Holder; or

          (iii) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property and assets or affairs, or any public officer shall take charge or control of the Trustee or of its Property and assets or affairs for the purpose of rehabilitation, conservation, winding up or liquidation; or

          (iv) the Trustee shall commence a voluntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its Property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 6.10 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with this
Section 7.08, become the successor Trustee and to that extent replace any successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder of a Note for at least six months may, subject to Section 6.10 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first class mail, postage prepaid, to the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

     (g) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such former Trustee hereunder, subject to its Lien, if any, provided for in Section 7.07 hereof.

     (h) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in
Section 7.08(g) hereof.

     (i) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII and under the Trust Indenture Act.

     SECTION 7.09.  Successor Trustee by Merger.  Any corporation into which the
                    ---------------------------
Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article VII and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

     SECTION 7.10.  Eligibility; Disqualification.  There shall at all times be
                    -----------------------------
a Trustee hereunder which shall be

          (i) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority,

          (ii) or a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $25,000,000.

     If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of
Section 310(b) of the Trust Indenture Act.

     SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                    -------------------------------------------------
Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.
A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.


                                 ARTICLE VIII.

                                   DEFEASANCE

     SECTION 8.01.   Company's Option to Effect Legal Defeasance or Covenant
                     -------------------------------------------------------
Defeasance.  The Company may elect, at its option, at any time, to have Section
----------
8.02 or

Section 8.03 hereof applied to the outstanding Notes (in whole and not in part) upon compliance with the conditions set forth below in this Article VIII, such election shall be evidenced by a Board Resolution delivered to the Trustee.

     SECTION 8.02.   Legal Defeasance and Discharge.  Upon the Company's
                     ------------------------------
exercise of its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this
Section 8.02 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

     (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 8.04 hereof and as more fully set forth in such
Section 8.04, payments in respect of the principal of and any premium and interest on such Notes when payments are due,

     (b) the Company's obligations with respect to such Notes under Sections 2.09, 2.10, 2.12, 4.02 and 4.03 hereof,

     (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture,

     (d)  Article III hereof, and

     (e)  this Article VIII.

     Subject to compliance with this Article VIII, the Company may exercise its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part) notwithstanding the prior exercise of its option to have Section
8.03 hereof applied to such Notes.

     SECTION 8.03.  Covenant Defeasance.  Upon the Company's exercise of its
                    -------------------
option to have this Section 8.03 applied to the outstanding Notes (in whole and not in part), (i) the Company shall be released from its obligations under
Section 5.01(c) and (d), Sections 4.05 through 4.18, inclusive, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof, (ii) the occurrence of any event specified in Section 6.01(c) or Section 6.01(d) hereof, with respect to any of Section 5.01(c) and (d), Sections 4.05 through 4.18, inclusive, and any covenant added to this Indenture subsequent to the

Issue Date pursuant to Section 9.01 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section 8.03 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 6.01(c) and 6.01(d) hereof), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document; but the remainder of this Indenture and such Notes shall be unaffected thereby.

     SECTION 8.04.  Conditions to Defeasance or Covenant Defeasance.  The
                    -----------------------------------------------
following shall be the conditions to the application of Section 8.02 or Section
8.03 hereof to the outstanding Notes:

     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any installment of interest on such Notes on the respective Stated Maturities thereof, in accordance with the terms of this Indenture and such Notes.

     (b) In the event of an election to have Section 8.02 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

     (c) In the event of an election to have Section 8.03 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

     (d) No Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st calendar day).

     (e) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Notes are in default within the meaning of such Act).

     (f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

     (g) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

     (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

     SECTION 8.05.  Deposited Money and U.S. Government Obligations to be Held
                    ----------------------------------------------------------
in Trust; Miscellaneous Provisions.  All money and U.S. Government Obligations
----------------------------------
(including the proceeds thereof) deposited with the Trustee pursuant to Section
8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S.

Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Notes.

     The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such
                                               --------
Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Note Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is unable to
                    -------------
apply any money in accordance with this Article VIII with respect to any Notes by reason of any order or judgement of any court or governmental authority enjoining, restraining or otherwise prohibiting such application then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Sections 8.02 or 8.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.05 hereof with respect to such Notes in accordance with this Article VIII; provided that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

                                  ARTICLE IX.

                                  AMENDMENTS

     SECTION 9.01.  Without Consent of Holders.   The Company and the Trustee
                    --------------------------
may, at any time, and from time to time, without notice to or consent of any Holder of Notes, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein and contained in the Notes; or

          (b) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company; or

          (c)  to add any additional Events of Default; or

          (d) to provide for uncertificated Notes in addition to or in place of Certificated Notes; or

          (e) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee; or

          (f)  to secure the Notes; or

          (g) to cure any ambiguity herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; provided that such actions shall not adversely affect
                           --------
     the interests of the Holders of Notes in any material respect; or

          (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     SECTION 9.02.  With Consent of Holders.  With the consent of the Holders of
                    -----------------------
not less than a majority in principal amount of the outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or alter the redemption provisions thereof, or reduce the principal amount thereof (or any premium, if any), or the interest thereon, that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof; or

          (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture; or

          (c) modify any of the provisions of Section 6.04 hereof, except to increase any percentage set forth therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

          (d) subordinate in right of payment, or otherwise subordinate, the Notes to any other Indebtedness; or

          (e) modify any provision of this Indenture relating to the calculation of Accreted Value; or

          (f) modify any of the provisions of this Section 9.02, except to increase any percentage set forth herein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

     It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.03.  Effect of Supplemental Indentures.  Upon the execution of
                    ---------------------------------
any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.04.  Compliance with Trust Indenture Act.  Every amendment or
                    -----------------------------------
supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

     SECTION 9.05.  Revocation and Effect of Consents and Waivers.  A consent to
                    ---------------------------------------------
an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on such Note; provided that any such Holder or subsequent
                                    --------
Holder may revoke the consent or waiver as to such Holder's Note or portion of such Note if the Trustee receives the notice of revocation at least one day prior to the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article IX, it shall bind every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

     SECTION 9.06.  Notation on or Exchange of Notes.  If a supplemental
                    --------------------------------
indenture changes the terms of a Note, the Trustee may require the Holder thereof to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

     SECTION 9.07.  Trustee to Execute Supplemental Indentures.  The Trustee
                    ------------------------------------------
shall execute any supplemental indenture authorized pursuant to this Article IX if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture. In executing any supplemental indenture, the Trustee shall be (subject to Section 7.01 hereof) fully protected in relying upon an Officers' Certificate and an Opinion of Counsel, which shall not be at the expense of the Trustee, stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.



                                   ARTICLE X.

                                 MISCELLANEOUS

     SECTION 10.01.  Trust Indenture Act Controls.  If and to the extent that
                     ----------------------------
any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

     SECTION 10.02.  Notices.  Any notice or communication shall be in writing
                     -------
and delivered in person or mailed by first class mail, postage prepaid, addressed as follows: if to the Company: McLeod, Inc., 221 Third Avenue S.E., Suite 500, Cedar Rapids, Iowa

52401, Attention: Clark E. McLeod; if to the Trustee: United States Trust Company of New York, 114 West 47th Street, New York, New York 10031, Attention:
James E. Logan.

     The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be sent to the Holder by first class mail, postage prepaid, at the Holder's address as it appears in the Note Register and shall be duly given if so sent within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to the Company, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 10.03.  Certificate and Opinion as to Conditions Precedent.  Upon
                     --------------------------------------------------
any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee: (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 10.04.  Statements Required in Certificate or Opinion.  Each
                     ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.19 hereof) shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 10.05.  Rules by Trustee, Paying Agent and Note Registrar.  The
                     -------------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Holders, and any Note Registrar and Paying Agent may make reasonable rules for their functions; provided that no such rule shall conflict with terms of this Indenture or the Trust Indenture Act.

     SECTION 10.06.  Payments on Business Days.  If a payment hereunder is
                     -------------------------
scheduled to be made on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular record date is a date that is not a Business Day, such record date shall not be affected.

     SECTION 10.07.  Governing Law.  THIS INDENTURE AND THE NOTES SHALL BE
                     -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

     SECTION 10.08.  No Recourse Against Others.  No controlling Person,
                     --------------------------
director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

     SECTION 10.09.  Successors.  All agreements of the Company in this
                     ----------
Indenture and the Notes shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

     SECTION 10.10.  Counterparts.  This Indenture may be executed in any number
                     ------------
of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 10.11.  Table of Contents; Headings.  The table of contents, cross-
                     ---------------------------
reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 10.12.  Severability.  In case any provision in this Indenture or
                     ------------
in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10.13.  Further Instruments and Acts.  Upon request of the Trustee,
                     ----------------------------
the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                        MCLEOD, INC.



                                        By /s/ Casey P. Mahon
                                          -----------------------------------
                                        Name:  Casey P. Mahon
                                        Title: Senior Vice President



Attest:


/s/ Stephen C. Gray
---------------------------



                                        United States Trust Company of New York.
                                        ----------------------------------------
                                        as Trustee


                                        By /s/ James J. McGinley
                                        ----------------------------------------
                                        Name:  James J. McGinley
                                        Title: Vice President



Attest:

/s/
------------------------------

STATE OF NEW YORK   )
                    )   SS.:
DISTRICT OF COLUMBIA)


          On the 4th day of March, 1997, before me personally came Casey P. Mahon, to me known, who, being by me duly sworn, did depose and say that she is Senior Vice President of McLeod, Inc., one of the corporations described in and which executed the foregoing instrument and that she signed her name thereto by authority of the Board of Directors of said corporation.


                                        /s/ Carol L. Hedgpeth
                                        -------------------------------------

                                              Notary Public
                                        CAROL L. HEDGPETH
                                        NOTARY PUBLIC DISTRICT OF COLUMBIA
                                        My commission expires December 14, 2001

[Seal]

STATE OF NEW YORK   )
                    )   SS.:
DISTRICT OF COLUMBIA)


          On the 4th day of March, 1997, before me personally came James J. McGinley, to me known, who, being by me duly sworn, did depose and say that he is Vice President of United States Trut Company of New York, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                        /s/ CAROL L. HEDGPETH
                                        ----------------------------------------

                                              Notary Public
                                        CAROL L. HEDGPETH
                                        NOTARY PUBLIC DISTRICT OF COLUMBIA
                                        My commission expires December 14, 2001

[Seal]

                                                              ANNEX A -- Form of
                                                        Regulation S Certificate



                           REGULATION S CERTIFICATE

           (For transfers pursuant to (S) 2.08(b)(i), (iii) and (v)
                               of the Indenture)



United States Trust Company of New York,
 as Trustee
114 West 47th Street
New York, New York 10036

Attention:

     Re:  10-1/2% Senior Discount Notes due March 1,
          2007 of McLeod, Inc. (the "Notes")
          ------------------------------------------

     Reference is made to the Indenture, dated as of March 4, 1997 (the "Indenture"), between McLeod, Inc. (the "Company") and United States Trust Company of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

     This certificate relates to U.S. $________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

     CUSIP No(s). _________________________________

     CERTIFICATE No(s). ___________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Note.
In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 904 Transfers.  If the transfer is being effected in
              ------------------
     accordance with Rule 904:

               (A) the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Notes was not made to a person in the United States;

               (C)  either:

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                    (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

               (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

               (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2)  Rule 144 Transfers.  If the transfer is being effected pursuant
               ------------------
          to Rule 144:

               (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least three years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.



Dated:              ____________________________________
                    (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)



                    By:____________________________
                      Name:
                      Title:

                    (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                  ANNEX B -- Form of Restricted
                                                  Notes Certificate



                         RESTRICTED NOTES CERTIFICATE

        (For transfers pursuant to (S) 2.08(b)(ii), (iii), (iv) and (v)
                               of the Indenture)



United States Trust Company of New York,
     as Trustee
114 West 47th Street
New York, New York 10036

Attention:

     Re:  10-1/2% Senior Discount Notes due March 1,
          2007 of McLeod, Inc. (the "Notes")
          -----------------------------------------

     Reference is made to the Indenture, dated as of March 4, 1997 (the "Indenture"), between McLeod, Inc. (the "Company") and United States Trust Company of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

     This certificate relates to U.S. $__________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

     CUSIP No(s). _____________________________

     CERTIFICATE No(s). _______________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 144 or to an Institutional Accredited Investor under Rule 501(a)(1), (2), (3) or (7) under the Securities Act and in compliance with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 144A Transfers.  If the transfer is being effected in
              -------------------
     accordance with Rule 144A:

               (A) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

          (2) Rule 144 Transfers.  If the transfer is being effected pursuant
              ------------------
     to Rule 144:

               (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least three years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

          (3)  Institutional Accredited Investor Transfers.  If the transfer is
               -------------------------------------------
     being effected to an Institutional Accredited Investor as defined under Rule 501(a)(1), (2), (3) or (7), the Specified Notes are being transferred to such an Institutional Accredited Investor as therein so defined who is purchasing for investment purposes and not for distribution.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.


Dated:              ___________________________________________
                    (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                    By:_______________
                      Name:
                      Title:

                    (If the Undersigned ia a corporation,
                    partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                  ANNEX C - Form of Unrestricted
                                                  Notes Certificate

                        UNRESTRICTED NOTES CERTIFICATE

         (For removal of Securities Act Legends pursuant to (S) 2.08c)
                               of the Indenture)

United States Trust Company of New York,
  as Trustee
114 West 47th Street
New York, New York 10036

Attention:

     Re:  10-1/2% Senior Discount Notes due March 1,
          2007 of McLeod, Inc. ("the Notes")
          -----------------------------------------

     Reference is made to the Indenture, dated as of March 4, 1997 (the "Indenture"), between McLeod, Inc. (the "Company") and United States Trust Company of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

     This certificate relates to U.S. $___________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

     CUSIP No(s).__________________________

     CERTIFICATE No(s).____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the

Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 2.08(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least three years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.


Dated:              ___________________________________________
                    (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                    By:_______________
                      Name:
                      Title:

                    (If the Undersigned is a corporation,
                    partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)